EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement of Form S-8 (File No. 333-85984 and 333-106624) of our report dated April 11, 2005 relating to the audited financial statements of Searchlight Minerals Corp. (formerly Phage Genomics, Inc.) appearing in the Company's annual report on Form 10-KSB for the year ended December 31, 2004.

CHARTERED ACCOUNTANTS
April 17, 2006